SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 31, 1997
                                -----------------
                        (Date of earliest event reported)


                       New England Community Bancorp, Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


         0-14550                                          06-1116165
         -------                                          ----------
 (Commission File Number)                      (IRS Employer Identification No.)


        Post Office Box 130, Old Windsor Mall, Windsor, Connecticut 06095
        -----------------------------------------------------------------
                    (Address of principal executive offices)

                                 (860) 610-3600
                                 --------------
              (Registrant's telephone number, including area code)


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Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

Item 2.   Acquisition or Disposition of Assets.

Pursuant to the terms of Plan and Agreement of Merger (the "Agreement"), dated September 17, 1997, by and between New England Community Bancorp, Inc. ("NECB") and Community Savings Bank ("CSB"), a Connecticut state-charted savings bank, on Friday, December 31, 1997 (the "Effective Time"), NECB acquired all of the issued and outstanding common stock, $4.00 par value, of CSB ("CSB Common Stock").

At the Effective Time, CSB was merged with and into NECB Interim Bank, an interim Connecticut bank organized by NECB as a wholly-owned subsidiary solely for the purpose of facilitating the acquisition by NECB of CSB--with CSB being the surviving bank. CSB, which was renamed Community Bank, continues its corporate existence as a Connecticut state bank and trust company and is a wholly-owned subsidiary of NECB.

At the Effective Time, each share of CSB Common Stock outstanding immediately prior to the Effective Time was converted into the right to receive $5.30 in cash. Stock options which, as of the Effective Time, were outstanding and exercisable shall receive a cash payment from NECB in an amount equal to the excess, if any, of $5.30 over the per share exercise price of the option, multiplied by the number of shares of CSB Common Stock covered by such option.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) It is impracticable to provide in this filing the financial statements required by this item. Such statements will be provided on or before March 15, 1998.

          (b) It is impracticable to provide in this filing the pro forma financial information required by this item. Such information will be provided on or before March 15, 1998.

          (c)    Exhibits

                 Exhibit No.         Description
                 -----------         -------------------------------
                     99              Press release dated January 5, 1998.

                                          New England Community Bancorp, Inc.
                                          -----------------------------------

Date:  January 7, 1998               By:  s/s Anson C. Hall
                                          ----------------------------
                                          Anson C. Hall
                                          Vice President and Treasurer
                                          (principal financial officer)


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                                  Exhibit Index

                 Exhibit No.         Description                           Page
                 -----------         ----------------------------------    ----

                     99              Press release dated January 5, 1998    3

Exhibit 99
                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                  P.O. Box 130
                                Windsor, CT 06095

CONTACT:  David A. Lentini                                           Page 1 of 2
          Chairman, President & CEO
          (860) 683-4601

                          NECB COMPLETES ACQUISITION OF
                             COMMUNITY SAVINGS BANK

WINDSOR,  CT, January 5, 1998 -- New England  Community  Bancorp,  Inc. (Nasdaq:
"NECB") today completed its acquisition of Community Savings Bank ("CSB"). This is the fourth acquisition completed by NECB in the past two years and increases the Company's total assets to approximately $600 million.

Community Savings Bank, organized in 1987, is headquartered in Bristol, Connecticut, with a branch office in Terryville. The Bank will continue to operate under its own charter, but with a new name. "We decided to call it Community Bank," stated NECB Chairman & CEO, David A. Lentini, "to better reflect its full service commitment to the businesses and residents of Bristol and the surrounding towns."

In a related matter, the FDIC announced it has removed the Cease and Desist Order it had imposed upon the Bank in 1992. CSB President, Giacomo Acquarulo, commented "Our affiliation with NECB makes it possible for the Bank to take an active roll in promoting the economic viability of the City of Bristol. We now have the capital we need and we can offer the products and services our market area demands."

Under the terms of the agreement, shareholders of CSB received $5.30 cash in exchange for each share of Common Stock owned.

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                                                                     Page 2 of 2


The acquisition will be accounted for under the purchase method. With purchase accounting, the assets and liabilities of Community Bank are recorded by NECB at their fair value. The cost of the acquisition is allocated to the identifiable tangible and intangible assets and liabilities being acquired or assumed, with any excess cost being recorded as goodwill. For financial statement purposes, the balances and reported income of Community Bank will be included in the operations of NECB after the acquisition.


                               STATISTICAL SUMMARY
                               -------------------

    (in thousands except per share data)
     Data as of September 30, 1997            NECB            Community Bank
                                          ------------------------------------
     Total Assets                              $517,883          $71,083
     Total Loans                               $351,334          $55,805
     Total Deposits                            $442,402          $65,870
     Total Capital                              $51,578           $4,289
     Shares Outstanding                           5,129  (1)         889
     Book Value Per Share                        $10.06            $4.82

(1) shares outstanding adjusted for 10% Dividend effective December 31, 1997

NECB, with total assets in excess $600 million, is the parent company of New England Bank of Windsor, Connecticut, Equity Bank of Wethersfield, Connecticut, and Community Bank of Bristol, Connecticut.

                                     --30--